Exhibit 10.2

20[    ] Key Team Member Incentive Program

The Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Regional Management Corp. (the “Company”) and the Board have established the Regional Management Corp. Annual Incentive Plan, as amended (together with any successor plan, the “Annual Plan”), and the 2015 Long-Term Incentive Plan, as amended (together with any successor plan, the “2015 Plan,” and collectively with the Annual Plan, the “Incentive Plans”) in order to attract, motivate, and retain the Company’s key team members and other eligible participants. Pursuant to the Incentive Plans and a delegation of authority by the Committee and the Board to the Company’s Chief Executive Officer (the “CEO”), the CEO has established a Key Team Member Incentive Program (the “KTIP”) for the 20[    ] fiscal year and has identified certain key team members to participate in the KTIP.

The following team member (the “Participant”) is eligible to participate in the KTIP at the following level:

Participant: [                    ]

Target Bonus: $[            ]

The Participant’s Target Bonus is calculated as [            ]% of the total base salary that the Company estimates that it will pay to the Participant in 20[    ], assuming that the Participant remains employed by the Company through December 31, 20[    ]. The Participant’s Target Bonus may be adjusted by the Company, at the discretion of the [Committee*/CEO†], if the total base salary actually paid to the Participant in 20[    ] differs from the estimated amount. In addition, if (i) the Participant first commenced employment in 20[    ], (ii) the Participant first became eligible to participate in the KTIP in 20[    ], or (iii) the Participant’s KTIP percentage increased or decreased during 20[    ], then the Participant’s Target Bonus has been or [will/may] be pro-rated accordingly as of the relevant event date, as determined by the [Committee*/CEO†].

The Target Bonus may be earned based on the achievement of: (i) certain performance goals of the Company (the “Company Performance Goals”), as described in Part A below[,/and] (ii) certain performance goals of the Participant (the “Participant Performance Goals”), as described in Part B below[, and (iii) an additional bonus opportunity (the “Additional Bonus Opportunity”), as described in Part C below]. The Participant may be eligible to earn a fiscal year 20[    ] incentive bonus (the “Earned Bonus”) between [    ]% and [    ]% of the Participant’s Target Bonus, as further described below. The Participant’s Earned Bonus, if any, will be paid partly in cash and partly in restricted shares of the Company’s common stock, as described in Part [D/E] below. The Participant is eligible to earn a bonus under the KTIP only (i) if the Participant is continuously employed by the Company through [            ], 20[    ] and (ii) if and to the extent that the [CEO or the]† Committee determines that the bonus has been earned.

Terms used but not otherwise defined herein shall have the meanings ascribed to them in the Incentive Plans or as otherwise determined by the [CEO or the]† Committee. The KTIP and the Participant’s participation therein shall at all times be subject to the terms and conditions set forth in the Incentive Plans, including any limitations, conditions, or restrictions stated in the Incentive Plans, unless the Board or the Committee determines otherwise. Copies of the Incentive Plans may be obtained by contacting the Company’s Chief Human Resources Officer. The Company, acting through the Board[,/or] the Committee [or the CEO]†, has the authority to amend or terminate the KTIP.

*	For executives subject to reporting under Section 16 of the Securities Exchange Act of 1934
†	For employees who are not subject to reporting under Section 16 of the Securities Exchange Act of 1934

20[    ] Key Team Member Incentive Program

Part A.     Company Performance Goals.

[    ] percent ([    ]%) of the Participant’s Target Bonus may be earned based on the achievement of the following Company Performance Goals in fiscal year 20[    ]: (i) [            ], which represents [    ]% of the Target Bonus; (ii) [            ], which represents [    ]% of the Target Bonus; (iii) [            ], which represents [    ]% of the Target Bonus; (iv) [            ], which represents [    ]% of the Target Bonus; and (v) [            ], which represents [    ]% of the Target Bonus. [Modify foregoing based on number and nature of performance goals.]

With respect to each of the [Insert # of performance goals] performance components outlined in (i) through ([            ]) of the foregoing paragraph, the Participant may earn between [    ]% and [    ]% of the portion of the Target Bonus attributable to the performance component, depending upon the Company’s performance in relation to the performance target. [With respect to the performance component outlined in ([    ]) of the foregoing paragraph, the Participant may earn between [    ]% and [    ]% of the portion of the Target Bonus attributable to the performance component, depending upon the [Committee’s*/CEO’s†] determination of [    .] The total award earned on account of the achievement of the Company Performance Goals may not exceed [    ]% of the Target Bonus.

Each component is subject to satisfaction of its own financial test or other requirements as set forth below:

[Insert description of Company performance criteria.]

Part B.     Participant Performance Goals.

The remaining [    ] percent ([    ]%) of the Participant’s Target Bonus may be earned based on the Participant’s overall individual performance in 20[    ], taking into consideration those factors that the Company[and/,] the Participant’s supervisor[, and the Committee]* may deem relevant. In assessing the Participant’s overall performance, the Company[and/,] the Participant’s supervisor[, and the Committee]* may consider, among other things, the Participant’s achievement of the following objectives in 20[    ]:

[Insert description of personal performance criteria]

A Participant may earn between [    ]% and [    ]% of the portion of the Target Bonus attributable to the Participant Performance Goals. The award earned on account of the achievement of the Participant Performance Goals may therefore not exceed [    ]% of the Target Bonus [(subject to a further limitation that that the Participant’s total Earned Bonus may not exceed [    ]% of the Participant’s Target Bonus)]. The Committee [and/or the CEO]† will determine the extent, if any, to which the Participant has attained the Participant Performance Goals.

Part C.     Defined Terms.

Capitalized terms used in this document and not defined elsewhere in this document or the Incentive Plans have the definitions set forth below, unless otherwise determined by the Committee [or the CEO]†:

[Insert definitions related to performance criteria.]

*	For executives subject to reporting under Section 16 of the Securities Exchange Act of 1934
†	For employees who are not subject to reporting under Section 16 of the Securities Exchange Act of 1934

20[    ] Key Team Member Incentive Program

[Part D.     Additional Bonus Opportunity.

In addition to the bonus opportunities outlined above, the Participant is eligible for a bonus of up to [    ]% of the Participant’s Target Bonus based upon the Company’s achievement of [Insert performance criteria.]. Notwithstanding the foregoing, a Participant’s total Earned Bonus may not exceed [    ]% of the Participant’s Target Bonus.]

Part E.     Payment of Earned Bonus.

No later than March 15, 20[    ] (unless otherwise determined by the Committee in a manner consistent with applicable laws), (i) the Committee [or the CEO]† will certify as to the achievement of the Company Performance Goals set forth in Part A above [and the Additional Bonus Opportunity set forth in Part D above], (ii) the [Committee*/CEO†], with input from [the CEO and]* the Participant’s supervisor, will determine the extent of the achievement of the Participant Performance Goals set forth in Part B above, and (iii) the Earned Bonus shall be paid as provided below. The [CEO and/or the]† Committee’s determination of the achievement of the Company Performance Goals[, the Additional Bonus Opportunity,] and the Participant Performance Goals and the calculation of the Participant’s Earned Bonus will be conclusive and binding, and the Participant shall have no right to any portion of the Earned Bonus unless and until (and only to the extent that) such determinations have been made.

The Earned Bonus shall be paid less applicable withholdings and without interest as follows:

1.    Cash Payment. [    ] percent ([    ]%) of the Earned Bonus shall be paid in cash; and

2.    Restricted Stock Award. [    ] percent ([    ]%) of the Earned Bonus shall be paid in the form of a Restricted Stock Award for shares of restricted common stock of the Company (“Restricted Stock”), subject to the Participant’s execution of a restricted stock award agreement in a form approved by the Committee (the “Restricted Stock Award Agreement”). The Restricted Stock shall be issued under the 2015 Plan. The number of shares of Restricted Stock subject to the Restricted Stock Award Agreement shall be determined by dividing [    ] percent ([    ]%) of the Earned Bonus by $[            ], rounding down to the nearest whole share. The Restricted Stock will vest [            ], subject to the Participant’s continued employment with the Company from the grant date until each vesting date, or as otherwise provided in the 2015 Plan or the Restricted Stock Award Agreement. The Restricted Stock, including the vesting thereof, will be subject to such other terms and conditions as set forth in the 2015 Plan and the Restricted Stock Award Agreement.

The KTIP, including the terms described herein, shall not constitute an offer or sale of any shares of the Company’s common stock unless and until the [CEO and/or the]† Committee determines if, and the extent to which, the Participant is entitled to an Earned Bonus and has determined the portion of the Earned Bonus that will be settled in an award of Restricted Stock under the 2015 Plan.

*	For executives subject to reporting under Section 16 of the Securities Exchange Act of 1934
†	For employees who are not subject to reporting under Section 16 of the Securities Exchange Act of 1934

20[    ] Key Team Member Incentive Program

IN WITNESS WHEREOF, the Participant and the Company acknowledge the terms and conditions of the Participant’s participation in the 20[    ] KTIP, effective [            ].

Participant:

Printed Name:

Regional Management Corp.

By:

Name:
Its:

*	For executives subject to reporting under Section 16 of the Securities Exchange Act of 1934
†	For employees who are not subject to reporting under Section 16 of the Securities Exchange Act of 1934

20[    ] Key Team Member Incentive Program